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                   COMMERCIAL NATIONAL FINANCIAL CORPORATION



                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated January 30, 2003, which appears in Commercial National Financial Corporation's annual report on Form 10-K for the year ended December 31, 2002, in that corporation's previously filed registration statements as amended, for that corporation's 1989 Stock Option Plan (Registration No. 33-30392), Dividend Reinvestment Plan (Registration No. 33-30239), 2001 Stock Option Plan (Registration No. 33-60894), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666.)

                                        /s/ Crowe, Chizek and Company LLP
                                        Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 21, 2003